SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2005

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 21, 2005, Adaptec, Inc. (the “Company”) entered into employment agreements with certain of its executive officers: Mr. Subramanian ‘Sundi’ Sundaresh, Mr. Marshall Mohr, Mr. Marcus Lowe and Mr. Kok Yong Lim. The material terms of these employment agreements are described below.

Mr. Sundaresh. Mr. Sundaresh’s employment with the Company is on an at-will basis, serving on behalf of the Company as President. He will receive an annual base salary of $375,000 per year, which may be increased at the discretion of the Company’s CEO and the Compensation Committee of the Board of Directors. Mr. Sundaresh is also eligible to participate in the Company’s Executive Bonus Plan, at a targeted amount of 75% of his annual base salary. In the event of a termination without cause or change in control, Mr. Sundaresh will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.01.

Mr. Mohr. Mr. Mohr’s employment with the Company is on an at-will basis, serving on behalf of the Company as Chief Financial Officer. He will receive an annual base salary of $325,000 per year, which may be increased at the discretion of the Company’s CEO and the Compensation Committee of the Board of Directors. Mr. Mohr is also eligible to participate in the Company’s Executive Bonus Plan, at a targeted amount of 60% of his annual base salary. In the event of a termination without cause or change in control, Mr. Mohr will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.02.

Mr. Lowe. Mr. Lowe’s employment with the Company is on an at-will basis, serving on behalf of the Company as Vice President and General Manager. He will receive an annual base salary of $250,000 per year, which may be increased at the discretion of the Company’s CEO and the Compensation Committee of the Board of Directors. Mr. Lowe is also eligible to participate in the Company’s Executive Bonus Plan, at a targeted amount of 50% of his annual base salary. In the event of a termination without cause or change in control, Mr. Lowe will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.03.

Mr. Lim. Mr. Lim’s employment with the Company is on an at-will basis, serving on behalf of the Company as Vice President of Operations and Managing Director of Adaptec’s Manufacturing in Singapore. He will receive an annual base salary of 326,950 SGD per year, which may be increased at the discretion of the Company’s CEO and the Compensation Committee of the Board of Directors. Mr. Lim is also eligible to participate in the Company’s Executive Bonus Plan, at a targeted amount of 50% of his annual base salary. In the event of a termination without cause or change in control, Mr. Lim will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.04.

A copy of the employment agreements with Mr. Sundaresh, Mr. Mohr, Mr. Lowe and Mr. Lim are attached as Exhibits 10.01, 10.02, 10.03 and 10.04, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

10.01	Employment Agreement of Mr. Subramanian ‘Sundi’ Sundaresh, effective as of September 21, 2005.

10.02	Employment Agreement of Mr. Marshall Mohr, effective as of September 21, 2005.

10.03	Employment Agreement of Mr. Marcus Lowe, effective as of September 21, 2005.

10.04	Employment Agreement of Mr. Kok Yong Lim, effective as of September 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer
Date: September 27, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.01	Employment Agreement of Mr. Subramanian ‘Sundi’ Sundaresh, effective as of September 21, 2005.

10.02	Employment Agreement of Mr. Marshall Mohr, effective as of September 21, 2005.

10.03	Employment Agreement of Mr. Marcus Lowe, effective as of September 21, 2005.

10.04	Employment Agreement of Mr. Kok Yong Lim, effective as of September 21, 2005.